UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 7, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 2.02:	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 7, 2017, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the third quarter of fiscal year 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including the exhibits hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference). The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. Description

99.1           Press release dated March 7, 2017 titled “Wiley Reports Third Quarter Fiscal Year 2017 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell
VP, Investor Relations
201.748.6874
brian.campbell@wiley.com
Wiley Reports Third Quarter Fiscal Year 2017 Results

•
Third quarter revenue of $436.5 million, up 3% over prior year on a constant currency basis (flat on a US GAAP basis) primarily due to the impact of shifting to time-based journal subscriptions (+$29M)

•
Third quarter journal subscription revenue up 23% on a constant currency basis (+19% US GAAP) primarily due to the impact of shifting to time-based journal subscriptions (+$29M); excluding the impact of the subscription shift and currency, journal subscription revenue was even

•
Third quarter adjusted EPS of $0.92, up 37% on a constant currency basis primarily due to shift to time-based subscriptions (+$0.33).  Adjusted EPS excludes certain charges and credits further described below and in the attached financial schedules. EPS on a US GAAP basis was $0.82.

•	Four new university Online Program Management partners signed – George Mason (VA), Seton Hall (NJ), St. John’s (NY), and Vlerick (Belgium); 19 new programs
•
Reaffirming full-year outlook of mid-single digit decline in adjusted EPS but revising revenue guidance from flat to a low-single digit decline due to market weakness for books.  Both exclude the impact of foreign exchange, the shift to time-based journal subscriptions, and acquisitions

March 7, 2017 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global research and learning company, today announced the following results for the third quarter of fiscal year 2017, ending January 31:

                                                                                                                                                                                                                                                                         % Change
$ millions	FY17	FY16	Excluding FX	Including FX
Revenue:
Q3	$436.5	$436.4	3%	0%
Nine Months	$1,266.3	$1,292.7	1%	(2%)
GAAP EPS:
Q3	$0.82	$0.61		34%
Nine Months	$1.15	$1.90		(39%)
Adjusted EPS:
Q3	$0.92	$0.67	37%	37%
Nine Months	$2.18	$2.04	9%	7%
Adjusted EPS exclude tax charges and credits, restructuring charges and credits, and pension settlement as more fully described in the attached financial schedules.

Management Commentary
“Results were mixed this quarter,” said Mark Allin, Wiley’s President and CEO.  “Research revenue and earnings were fully in line with our expectations, with steady performance from journal subscriptions and double-digit growth from author-funded access.   The Solutions business continued to post double-digit revenue growth and very strong profit improvement.  We are encouraged by the momentum in the Online Program Management business, with four new partners and nineteen new programs.  Publishing revenue showed a significant decline due to market weakness in Books and Reference Material, particularly print.”

Fiscal Year 2017 Outlook
Wiley is reaffirming its fiscal year 2017 operational outlook of mid-single digit decline in adjusted EPS and lowering its operational revenue outlook from flat to a low-single digit decline due to further weakness in print book markets.  Operationally speaking, revenue and adjusted EPS for the nine months were down 3% and 6%, respectively.  Note, the adjusted full year outlook excludes foreign exchange, the favorable impact from shifting to time-based journal subscription agreements (+$34 million in revenue and +$0.38 in EPS), and the partial year revenue contribution (approximately +$20 million) and EPS dilution (approximately -$0.10) of recent acquisitions.  Also note, the fiscal year 2017 impact of the shift to time-based journal agreements was projected to be +$37 million of revenue and +$0.42 of EPS; however, due to the prolonged weakness in the British Pound, the FY17 impact has lowered to+$34 million and +0.38 per share.

Foreign Exchange (FX)
Note that foreign exchange was adverse to third quarter revenue by $12.9 million, neutral to EPS and adverse to nine month revenue and adjusted EPS by $36.8 million and $0.05, respectively.  Wiley generates approximately half of its revenue from outside the United States and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  The weighted average rates for fiscal 2016 were 1.11 and 1.50, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude a previously announced tax charge; restructuring charges; a pension settlement charge related to  voluntary lump sum buyouts; and certain deferred tax benefits as more fully described in the attached financial schedules.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Third Quarter Summary
•
Third quarter revenue was flat on a US GAAP basis at $436.5 million, and increased 3% excluding the adverse impact of foreign exchange.  Higher revenue on a constant currency basis was primarily driven by the favorable impact of the shift to time-based subscriptions (+$29M), the contribution of the Atypon acquisition (+$8M) and growth in Solutions (+$7M), partially offset by a continued decline in Publishing (-$25M) and the impact of an unusually large backfile sale in the year-ago period (-$10M).  Excluding the favorable subscription shift and the contribution from Atypon, revenue on a constant currency base was down 5% due to the prior year backfile sale and current period declines in book sales (-18%), which offset double-digit growth in Solutions (+14%).   Nine month revenue was down 2% on a US GAAP basis to $1,266 million, but up 1% excluding the impact of currency.

•
Third quarter EPS increased 34% on a US GAAP basis to $0.82, or 37% on an adjusted basis to $0.92.  Adjusted EPS excludes restructuring charges in the current quarter ($0.10) and prior year period ($0.16); and a deferred tax benefit in the prior year period related to a future tax rate reduction in the UK ($0.10).  The increase in Adjusted EPS was mainly due to the favorable impact of the shift to time-based journal subscriptions (+$0.33) and one-time tax benefits (+$0.12), partially offset by the impact of lower revenue in Publishing, dilution from the Atypon and Ranku acquisitions (-$0.03), and the impact of an unusually large backfile sale in the year-ago period (-$0.10).  Excluding the shift to time-based subscriptions and Atypon and Ranku dilution, third quarter adjusted EPS was down 5%.  Nine month EPS was down 39% on a US GAAP basis to $1.15 primarily due to the second quarter $0.82 one-time tax charge.  Nine month adjusted EPS at constant currency was up 9%.

•
Restructuring Activity:  Wiley recorded a $9.1 million restructuring charge in the quarter primarily related to the consolidation of facilities and severance provisions related to additional efficiency gains.

•
Net Debt and Cash Position: Net debt (debt less cash and cash equivalents) at the end of January was $383.4 million compared to $428.9 million as of January 31, 2017.  Cash and cash equivalents as of January 31, 2017 were $482.3 million.

•
Free Cash Flow less Composition Costs (note, this is identical to the free cash flow metric previously reported but with a modified label):  Free Cash Flow less Composition Costs was $119.5 million for the first nine months compared to $18.9 million in the prior year primarily due to earlier journal cash collections (timing), but also lower tax payments and lower restructuring payments, partially offset by higher capital spending.

•	Share Repurchases: Wiley repurchased 255,200 shares this quarter at a cost of $14.1 million, an average of $55.14 per share. Over 4 million shares remain in the current authorized repurchase programs.

RESEARCH (JOURNALS AND ATYPON)
•
Revenue:  Third quarter revenue of $205.8 million rose 12% on a US GAAP basis, or 17% on a constant currency basis.  Constant currency performance was driven by the favorable impact of shifting to time-based journal subscriptions (+$29M), the contribution from the Atypon acquisition (+$8M), steady underlying performance from Journal Subscriptions, and double-digit growth in author funded access (+15%), which offset a decline in Licensing, Reprints, Backfiles, and Other (-14%), largely as a result of the large backfile sale in the prior year period.   For the nine months, Research revenue was up 4% on a US GAAP basis but increased 8% at constant currency primarily due to the shift to time-based journal subscriptions (+$34M) and 4-month contribution from Atypon (+$10M).

•
Contribution to Profit:  Third quarter contribution to profit (CTP) of $52.5 million was up 19% on a US GAAP basis or 17% on an adjusted basis primarily due to the shift to time-based journal subscriptions (+$25M CTP), which more than offset the large, high-margin backfile sale in the prior year period; costs associated with Atypon; higher technology costs; and other spending to support society journals.  For the first nine months, contribution to profit was up 1% on a US GAAP basis, or 4% on an adjusted basis, including the benefit from the shift to time-based journal subscriptions ($29M).

•
Calendar Year 2017 Journal Subscriptions:  As of the end of January, calendar year 2017 Journal Subscriptions were up 5% on a constant currency basis due to earlier renewals resulting from the introduction of database model subscriptions, which provided library-wide access for our largest customers (note, 87% of CY17 targeted business has been contracted).   Wiley expects full year calendar year 2017 subscription growth to be about 1%.

•
Society Publishing Agreements:  No new society contracts were signed in the three month period; 78 were renewed/extended with combined annual revenue of $57 million; and five contracts with annual revenue of $0.6 million were not renewed.

PUBLISHING (BOOKS, COURSE WORKFLOW, ONLINE TEST PREPARATION)
•
Revenue:  Third quarter revenue declined 15% on a US GAAP basis to $171.4 million, or 13% at constant currency due to continued market pressure on Books and Reference Material (-18%).  Constant currency growth in Online Test Preparation (+29%), Course Workflow (+7%) and Licensing and Other (+7%) was more than offset by a 27% decline in Education Books, which continue to be impacted by rental and other market forces, and a 12% decline in STM and Professional Books, which saw a continued decline in print revenue.  Also note, Wiley recorded an unusually large STM online book sale (+$4 million) in the prior year period.  For the nine months, Publishing revenue declined 13% on a US GAAP basis, or 11% at constant currency.

•
Contribution to Profit:  Third quarter contribution to profit fell 18% on a US GAAP basis to $38.8 million, or 21% on an adjusted basis.  Lower profit was primarily due to the Book revenue decline, partially offset by additional efficiency savings generated from the Company’s restructuring program.   For the nine months, contribution to profit on both a US GAAP and adjusted basis was down 15%.

SOLUTIONS (ONLINE PROGRAM MANAGEMENT, CORPORATE LEARNING AND ASSESSMENT)
•
Revenue:  Third quarter revenue rose 14% on both a US GAAP and constant currency basis to $59.2 million.  Growth at constant currency was driven by Online Program Management (+15%) and Corporate Learning (+20%).  Professional Assessment grew 5%.   For the nine months, Solutions revenue was up 13% on both a US GAAP and constant currency basis.

•
Contribution to Profit:  Third quarter contribution to profit on a US GAAP basis rose 105% to $3.6 million, or 137% on an adjusted basis.  Growth at constant currency was due to revenue growth and improved operating efficiency.  For the nine months, Contribution to Profit on a US GAAP basis was $9.1 million, or $10.7 million on an adjusted basis, as compared to $0.2 million and $0.5 million, respectively, in the prior year period.

•
Online Program Management:  Wiley signed four new partners in the quarter – George Mason (VA), Seton Hall (NJ), St. John’s (NY), and Vlerick Business School (Belgium).  One non-US partnership was cancelled.  Wiley also signed 19 new programs in the quarter and discontinued six.   As of January 31, 2017, Wiley had 40 university partners and 244 programs under contract, compared to 37 partners and 231 programs at the end of last quarter.

Earnings Conference Call
•	Scheduled for today, March 7, at 10:00 a.m. (ET)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (800) 381-2652 and enter the participant code 9058430#.
•	International callers, please dial (719) 325-2190 and enter the participant code 9058430#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global research and learning company.  Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals. The Publishing segment provides scientific (STM), professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2017 AND 2016
(in thousands, except per share amounts)

THIRD QUARTER ENDED JANUARY 31,

	2017			2016			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$436,456	-	436,456	436,393	-	436,393	0%	3%

Costs and Expenses
Cost of Sales	116,405	-	116,405	120,215	-	120,215	-3%	0%
Operating and Administrative	247,278	-	247,278	250,667	-	250,667	-1%	2%
Restructuring Charges (A)	9,118	(9,118)	-	13,713	(13,713)	-
Amortization of Intangibles	12,495	-	12,495	12,179	-	12,179	3%	8%

Total Costs and Expenses	385,296	(9,118)	376,178	396,774	(13,713)	383,061	-3%	1%

Operating Income	51,160	9,118	60,278	39,619	13,713	53,332	29%	14%
Operating Margin	11.7%	-	13.8%	9.1%	-	12.2%

Interest Expense	(4,931)	-	(4,931)	(4,590)	-	(4,590)	7%	7%
Foreign Exchange Gain	2,118	-	2,118	1,431	-	1,431
Interest Income and Other	637	-	637	786	-	786	-19%	-16%

Income Before Taxes	48,984	9,118	58,102	37,246	13,713	50,959	32%	14%

Provision for Income Taxes (A)	1,565	3,359	4,924	1,728	10,000	11,728	-9%	-58%

Net Income	$47,419	5,759	53,178	35,518	3,713	39,231	34%	35%

Earnings Per Share- Diluted (A)	$0.82	0.10	0.92	0.61	0.06	0.67	34%	37%

Average Shares - Diluted	58,012	58,012	58,012	58,204	58,204	58,204

NINE MONTHS ENDED JANUARY 31,

	2017			2016			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,266,329	-	1,266,329	1,292,736	-	1,292,736	-2%	1%

Costs and Expenses
Cost of Sales	341,457	-	341,457	356,357	-	356,357	-4%	-1%
Operating and Administrative (B)	729,775	(8,842)	720,933	733,503	-	733,503	-1%	1%
Restructuring Charges (A)	15,045	(15,045)	-	20,832	(20,832)	-
Amortization of Intangibles	37,321	-	37,321	37,251	-	37,251	0%	5%

Total Costs and Expenses	1,123,598	(23,887)	1,099,711	1,147,943	(20,832)	1,127,111	-2%	0%

Operating Income	142,731	23,887	166,618	144,793	20,832	165,625	-1%	3%
Operating Margin	11.3%	-	13.2%	11.2%	-	12.8%

Interest Expense	(13,362)	-	(13,362)	(12,487)	-	(12,487)	7%	7%
Foreign Exchange Gain	1,979	-	1,979	1,389	-	1,389
Interest Income and Other	1,365	-	1,365	2,094	-	2,094	-35%	-34%

Income Before Taxes	132,713	23,887	156,600	135,789	20,832	156,621	-2%	3%

Provision for Income Taxes (C,D)	65,745	(36,244)	29,501	24,214	12,767	36,981	172%	-17%

Net Income	$66,968	60,131	127,099	111,575	8,065	119,640	-40%	9%

Earnings Per Share- Diluted	$1.15	1.03	2.18	1.90	0.14	2.04	-39%	9%

Average Shares - Diluted	58,181	58,181	58,181	58,711	58,711	58,711

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2017 AND 2016

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Third Quarter Ended		Nine Months Ended
	JANUARY 31,		JANUARY 31,
	2017	2016	2017	2016

US GAAP Earnings Per Share - Diluted	$0.82	$0.61	$1.15	$1.90
Adjusted to exclude the following:
Restructuring Charges (A)	0.10	0.16	0.17	0.24
One-time - Pension Settlement (B)	-	-	0.09	-
Unfavorable Tax Settlement (C)	-	-	0.82	-
Deferred Income Tax Benefit on UK Rate Change (D)	-	(0.10)	(0.04)	(0.10)
Adjusted Earnings Per Share - Diluted	$0.92	$0.67	$2.18	$2.04

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
A
Restructuring Charges: The adjusted results for the three and nine months ended January 31, 2017 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $9.1 million or $0.10 per share, and $15.0 million or $0.17 per share, respectively.  The adjusted results for the three and nine months ended January 31, 2016 exclude restructuring charges of $13.7 million or $0.16 per share and $20.8 million or $0.24 per share, respectively.

B
In fiscal year 2017, the Company announced a voluntary, limited-time opportunity for terminated vested employees who were participants in the U.S. defined benefit retirement plan to elect a single lump sum payment of accumulated benefits.  The aggregate amount of payments made under this one time election was $28.3 million. The total charge, recorded in the second quarter of fiscal year 2017, including a prorata portion of the unamortized net actuarial loss was $8.8 milion or $0.09 per share.

C
As previously disclosed and as reported in the Company's SEC filings, the Company was appealing an unfavorable tax ruling in Germany related to tax benefits obtained through an increase in the tax deductable basis of certain merged German subsidiaries.  In September 2016, the German Federal Fiscal Court issued an unfavorable final judgement in Wiley's longstanding tax appeal. As a consequence, the Company reported a $47.5 million charge, or $0.82 per share in the second quarter of fiscal year 2017.

D
Deferred Income Tax Benefit on UK Rate Change: The adjusted results exclude deferred tax benefits of $2.6 million, or $0.04 per share, for the nine months ended January 31, 2017, and $5.9 million, or $0.10 per share for both the three and nine months ended January 31, 2016. The benefits in these periods are associated with changes in tax legislation enacted in the United Kingdom which reduced the U.K. corporate income tax rates. The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates and had no current cash tax impact. The fiscal year 2016 legislation reduced the U.K. income tax rates to 19% effective April 1, 2017 and 18% effective April 1, 2020, and the fiscal year 2017 legislation further reduced the April 1, 2020 statutory income tax rate to 17%.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2017 AND 2016
(in thousands)

THIRD QUARTER ENDED JANUARY 31,

	2017			2016			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$205,769	-	205,769	183,568	-	183,568	12%	17%
Publishing	171,440	-	171,440	200,645	-	200,645	-15%	-13%
Solutions	59,247	-	59,247	52,180	-	52,180	14%	14%

Total	$436,456	-	436,456	436,393	-	436,393	0%	3%

Direct Contribution to Profit
Research	$89,182	517	89,699	74,876	2,497	77,373	19%	19%
Publishing	78,444	1,027	79,471	92,602	4,121	96,723	-15%	-16%
Solutions	12,427	1,095	13,522	9,995	245	10,240	24%	32%

Total	$180,053	2,639	182,692	177,473	6,863	184,336	1%	1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$52,508	517	53,025	43,944	2,497	46,441	19%	17%
Publishing	38,807	1,027	39,834	47,200	4,121	51,321	-18%	-21%
Solutions	3,591	1,095	4,686	1,751	245	1,996	105%	137%

Total	$94,906	2,639	97,545	92,895	6,863	99,758	2%	0%

Unallocated Shared Services and Admin. Costs	(43,746)	6,479	(37,267)	(53,276)	6,850	(46,426)	-18%	-16%

Operating Income	$51,160	9,118	60,278	39,619	13,713	53,332	29%	14%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(23,415)	5,185	(18,230)	(22,430)	2,355	(20,075)	4%	-5%
Technology and Content Management	(62,464)	(71)	(62,535)	(69,633)	2,670	(66,963)	-10%	-5%
Finance	(11,163)	50	(11,113)	(14,208)	2,740	(11,468)	-21%	-1%
Other Administration	(31,851)	1,315	(30,536)	(31,583)	(915)	(32,498)	1%	-4%
Total	$(128,893)	6,479	(122,414)	(137,854)	6,850	(131,004)	-7%	-4%

NINE MONTHS ENDED JANUARY 31,

	2017			2016			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$618,987	-	618,987	595,932	-	595,932	4%	8%
Publishing	479,701	-	479,701	548,656	-	548,656	-13%	-11%
Solutions	167,641	-	167,641	148,148	-	148,148	13%	13%

Total	$1,266,329	-	1,266,329	1,292,736	-	1,292,736	-2%	1%

Direct Contribution to Profit
Research	$284,908	677	285,585	269,615	3,363	272,978	6%	8%
Publishing	214,454	1,596	216,050	242,620	4,380	247,000	-12%	-11%
Solutions	34,862	1,619	36,481	24,854	385	25,239	40%	44%

Total	$534,224	3,892	538,116	537,089	8,128	545,217	-1%	1%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$173,235	677	173,912	171,357	3,363	174,720	1%	4%
Publishing	94,639	1,596	96,235	111,345	4,380	115,725	-15%	-15%
Solutions	9,097	1,619	10,716	160	385	545

Total	$276,971	3,892	280,863	282,862	8,128	290,990	-2%	0%

Unallocated Shared Services and Admin. Costs	(134,240)	19,995	(114,245)	(138,069)	12,704	(125,365)	-3%	-5%

Operating Income	$142,731	23,887	166,618	144,793	20,832	165,625	-1%	3%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(66,720)	9,781	(56,939)	(64,259)	4,320	(59,939)	4%	-1%
Technology and Content Management	(201,420)	1,662	(199,758)	(194,022)	3,443	(190,579)	4%	7%
Finance	(34,318)	(296)	(34,614)	(37,093)	2,315	(34,778)	-7%	2%
One-time Pension Settlement	(8,842)	8,842	-	-	-	-
Other Administration	(80,193)	6	(80,187)	(96,922)	2,626	(94,296)	-17%	-13%
Total	$(391,493)	19,995	(371,498)	(392,296)	12,704	(379,592)	0%	0%

(A)	See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2017 AND 2016
(in thousands)

	Third Quarter Ended				Nine Months Ended
	January 31,				January 31,
	2017	2016	% Change	% Change excl. FX	2017	2016	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	$89,182	74,876	19%	22%	$284,908	269,615	6%	9%
Restructuring Charges (A)	517	2,497			677	3,363
Adjusted Direct Contribution to Profit	89,699	77,373	16%	19%	285,585	272,978	5%	8%

Allocated Shared Services and Admin. Costs:	(36,674)	(30,932)	19%	21%	(111,673)	(98,258)	14%	16%
Adjusted Contribution to Profit (after allocated	$53,025	46,441	14%	17%	$173,912	174,720	0%	4%
Shared Services and Admin. Costs)

Publishing:
Direct Contribution to Profit	$78,444	92,602	-15%	-14%	$214,454	242,620	-12%	-10%
Restructuring Charges (A)	1,027	4,121			1,596	4,380
Adjusted Direct Contribution to Profit	79,471	96,723	-18%	-16%	216,050	247,000	-13%	-11%

Allocated Shared Services and Admin. Costs:	(39,637)	(45,402)	-13%	-11%	(119,815)	(131,275)	-9%	-7%
Adjusted Contribution to Profit (after allocated	$39,834	51,321	-22%	-21%	$96,235	115,725	-17%	-15%
Shared Services and Admin. Costs)

Solutions:
Direct Contribution to Profit	$12,427	9,995	24%	25%	$34,862	24,854	40%	40%
Restructuring Charges (A)	1,095	245			1,619	385
Adjusted Direct Contribution to Profit	13,522	10,240	32%	32%	36,481	25,239	45%	44%

Allocated Shared Services and Admin. Costs:	(8,836)	(8,244)	7%	7%	(25,765)	(24,694)	4%	4%
Adjusted Contribution to Profit (after allocated	$4,686	1,996	135%	137%	$10,716	545
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	$97,545	99,758	-2%	0%	$280,863	290,990	-3%	0%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	$(43,746)	(53,276)	-18%	-15%	$(134,240)	(138,069)	-3%	0%
Restructuring Charges (A)	6,479	6,850			11,153	12,704
One-time - Pension Settlement (B)	-	-			8,842	-
Adjusted Unallocated Shared Services and Admin. Costs	$(37,267)	(46,426)	-20%	-16%	$(114,245)	(125,365)	-9%	-5%

Adjusted Operating Income	$60,278	53,332	13%	14%	$166,618	165,625	1%	3%

(A)	See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2017 AND 2016
(in thousands)

	Third Quarter				Nine Months
	Ended January 31,		% of	% Change	Ended January 31,		% of	% Change
	2017	2016	Revenue	excl. FX	2017	2016	Revenue	excl. FX

RESEARCH
Journal Revenue
Journal Subscriptions	$149,909	125,669	73%	23%	$472,401	450,970	76%	9%
Author-Funded Access	6,915	6,429	3%	15%	21,851	18,301	4%	27%
Licensing, Reprints, Backfiles, and Other	40,983	51,470	20%	-14%	114,295	126,661	18%	-5%
Total Journal Revenue	197,807	183,568	96%	12%	608,547	595,932	98%	6%

Platform Services (Atypon)	7,962	-	4%		10,440	-	2%

Total Revenue	$205,769	183,568	100%	17%	$618,987	595,932	100%	8%

Publishing
STM and Professional Books	$76,899	90,830	45%	-12%	$215,734	251,742	45%	-12%
Education Books	50,343	69,502	29%	-27%	162,669	203,333	34%	-19%
Total Books and Reference Material	127,242	160,332	74%	-18%	378,403	455,075	79%	-15%

Course Workflow (WileyPLUS)	23,464	21,894	14%	7%	44,170	41,359	9%	7%
Online Test Preparation and Certification	8,508	6,627	5%	29%	25,585	21,472	5%	20%
Licensing, Distribution, Advertising and Other	12,226	11,792	7%	7%	31,543	30,750	7%	6%

Total Revenue	$171,440	200,645	100%	-13%	$479,701	548,656	100%	-11%

Solutions

Online Program Management	30,016	26,057	51%	15%	81,195	69,754	48%	16%
Professional Assessment	13,783	13,162	23%	5%	43,451	42,196	26%	3%
Corporate Learning	15,448	12,961	26%	20%	42,995	36,198	26%	19%

Total Revenue	$59,247	52,180	100%	14%	$167,641	148,148	100%	13%

Total	$436,456	436,393		3%	$1,266,329	1,292,736		1%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	January 31,		April 30,
	2017	2016	2016

Current Assets
Cash & cash equivalents	$482,321	535,859	363,806
Accounts receivable	220,845	235,806	167,638
Inventories	49,247	53,747	57,779
Prepaid and other	124,058	71,529	81,456
Total Current Assets	876,471	896,941	670,679
Product Development Assets	90,267	73,906	72,126
Technology, Property and Equipment	241,385	207,515	214,770
Intangible Assets	834,252	872,224	877,007
Goodwill	981,453	938,796	951,663
Income Tax Deposits	-	59,591	62,912
Other Assets	79,210	65,435	71,939
Total Assets	3,103,038	3,114,408	2,921,096

Current Liabilities
Short-term debt	-	150,000	-
Accounts and royalties payable	210,853	205,724	166,222
Deferred revenue	403,269	305,541	426,489
Accrued employment costs	83,276	82,400	97,902
Accrued income taxes	9,084	10,023	9,450
Accrued pension liability	5,458	4,590	5,492
Other accrued liabilities	78,094	68,658	76,252
Total Current Liabilities	790,034	826,936	781,807
Long-Term Debt	865,700	814,728	605,007
Accrued Pension Liability	178,023	185,976	224,170
Deferred Income Tax Liabilities	182,571	192,220	189,868
Other Long-Term Liabilities	75,250	78,465	83,138
Shareholders' Equity	1,011,460	1,016,083	1,037,106
Total Liabilities & Shareholders' Equity	$3,103,038	3,114,408	2,921,096

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW *
(in thousands)

	Nine Months Ended
	January 31,
	2017	2016
Operating Activities:
Net income	$66,968	111,575
Amortization of intangibles	37,321	37,251
Amortization of composition costs	29,502	30,047
Depreciation of technology, property and equipment	50,520	50,820
Restructuring charges	15,045	20,832
Restructuring payments	(15,740)	(24,809)
Deferred tax benefit on UK Corporate Income Tax Rate Change	(2,575)	(5,859)
Unfavorable Tax Settlement	47,531	-
One-time pension settlement	8,842	-
Share-based compensation expense	10,187	12,292
Excess tax benefits from share-based compensation	(227)	(517)
Royalty advances	(79,804)	(79,026)
Earned royalty advances	77,554	71,761
Other non-cash charges and credits	26,096	15,492
Change in deferred revenue	(7,733)	(57,959)
Net change in operating assets and liabilities	(34,335)	(65,289)
Cash Provided by Operating Activities	229,152	116,611

Investments in organic growth:
Additions to technology, property and equipment	(82,257)	(69,048)
Composition spending	(27,369)	(28,627)

* Free Cash Flow less Composition Spending	119,526	18,936

Other Investing and Financing Activities:
Acquisitions, net of cash	(152,110)	(17,972)
Repayment of long-term debt	(340,207)	(158,861)
Borrowings of short-term debt	-	50,000
Borrowings of long-term debt	600,900	323,500
Change in book overdrafts	(8,866)	(3,287)
Cash dividends	(53,638)	(52,612)
Purchase of treasury shares	(35,362)	(59,704)
Proceeds from exercise of stock options and other	16,444	556
Excess tax benefits from share-based compensation	227	517
Cash Provided by Investing and Financing Activities	27,388	82,137

Effects of Exchange Rate Changes on Cash	(28,399)	(22,655)

Increase in Cash and Cash Equivalents for Period	$118,515	78,418

RECONCILIATION TO GAAP PRESENTATION
Investing Activities:
Additions to technology, property and equipment	$(82,257)	(69,048)
Composition spending	(27,369)	(28,627)
Acquisitions, net of cash	(152,110)	(17,972)
Cash Used for Investing Activities	$(261,736)	(115,647)

Financing Activities:
Cash Used for Investing and Financing Activities	$27,388	82,137
Excluding:
Acquisitions, net of cash	(152,110)	(17,972)
Cash Provided by Financing Activities	$179,498	100,109

Free Cash Flow less Composition Spending:

The Company provides financial measures referred to as “Free Cash  Flow less Composition Spending”.  Free Cash  Flow less Composition Spending is defined as “cash flow from operating activities, less composition and other capital spending”. Management believes this metric provides additional information to investors to facilitate the comparison of past and present results. This metric is also used internally by management in evaluating results.  This non-GAAP measure is not intended to replace the financial results reported in accordance with US Generally Accepted Accounting Principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: March 7, 2017